UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2018

FLEX LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore	486123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6876-9899

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a) and (b)

At the Company’s Annual General Meeting held on August 16, 2018, there were 530,336,306 Ordinary Shares entitled to be voted and 467,228,319 were voted in person or by proxy at the Annual General Meeting. At the Annual General Meeting:

(1) The shareholders re-elected the two (2) nominees for director.

(2) The shareholders re-appointed Deloitte & Touche LLP as the Company’s independent auditors for the 2019 fiscal year and authorized the Company’s Board to fix its remuneration.

(3) The shareholders approved a general authorization for the Company to allot and issue ordinary shares.

(4) The shareholders approved, on a non-binding advisory basis, the Company’s executive compensation.

(5) The shareholders approved the renewal of the Company’s share repurchase mandate relating to acquisitions by the Company of up to 20% of its issued ordinary shares as of the date of the Annual General Meeting.

The Company’s inspector of election certified the following vote tabulations:

Board of Directors:

				Broker
Nominee	For	Against	Abstain	Non-Votes
Mr. Lay Koon Tan	424,025,229	969,817	164,091	42,069,182
Ms. Jennifer Li	421,495,417	3,334,314	329,406	42,069,182

				Broker
	For	Against	Abstain	Non-Votes
Re-appointment of Deloitte & Touche LLP as independent auditors for the 2019 fiscal year and to authorize the Board of Directors to fix its remuneration	461,533,696	5,472,423	222,200	—

				Broker
	For	Against	Abstain	Non-Votes
General authorization for the Board of Directors to allot and issue ordinary shares	399,767,833	25,277,655	113,649	42,069,182

				Broker
	For	Against	Abstain	Non-Votes
Non-binding, advisory resolution relating to the compensation of the Company’s named executive officers	362,046,558	62,847,898	264,681	42,069,182

			Broker
	For	Against	Abstain	Non-Votes
Renewal of share purchase mandate relating to acquisitions by the Company of up to 20% of its issued ordinary shares as of the date of the Annual General Meeting	412,286,765	12,758,741	113,631	42,069,182

Item 8.01    Other Events.

On August 21, 2018, the Company announced that it has received shareholder approval to purchase up to 20% of the Company’s outstanding ordinary shares. A copy of the press release is furnished with this report as Exhibit 99.1. This approval was received on August 16, 2018 at the Company’s Annual General Meeting.  As part of the Company’s share repurchase plan, its Board of Directors has authorized management to continue its share repurchase plan for the Company’s issued ordinary shares in an aggregate amount not to exceed $500 million. Share repurchases, if any, will be made in the open market and in compliance with SEC Rule 10b-18. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements. The share repurchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

As previously disclosed, the Company will call an Extraordinary General Meeting (“EGM”) of the shareholders of the Company prior to the 2019 Annual General Meeting (the “2019 AGM”) to obtain the approval of the Company’s shareholders to amend the Company’s Constitution to provide for the annual election of all directors, rather than through “staggered” retirement by rotation.  The Company plans to hold the EGM immediately prior to the 2019 AGM.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit

99.1	Press release, dated August 21, 2018, issued by Flex Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: August 21, 2018	By:	/s/ David Bennett
		Name:	David Bennett
		Title:	Chief Accounting Officer